EXHIBIT 10.10
                                                                   -------------

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into effective as of the 1st day of January, 2003, by and among MICHAEL E. RICKETSON, a resident of the State of Georgia (the "Employee"), PAB BANKSHARES, INC., a Georgia corporation ("Bankshares") and PARK AVENUE BANK, a bank chartered under the laws of the State of Georgia (the "Bank"), the wholly-owned subsidiary of Bankshares. (Bankshares and the Bank are referred to collectively herein as "Bankshares Affiliates").

                              W I T N E S S E T H:

     WHEREAS, the boards of directors of each of the Bank and Bankshares (collectively, the "Board of Directors") desire to employ the Employee, and the Employee desires to be employed by both Bankshares and the Bank, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the employment of the Employee by Bankshares and the Bank, of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.     Employment.  Bankshares and the Bank each hereby employs the
            ----------
Employee, and the Employee hereby accepts such employment, on the terms and conditions set forth in this Agreement. The Employee represents and warrants that he is not a signatory to, or otherwise bound by, any agreement that would prevent or materially impair his ability to accept and perform the employment duties contemplated by this Agreement.

     2.     Term.  The period of Employee's employment under this Agreement (the
            ----
"Term") shall be deemed to have commenced as of January 1, 2003, and, subject to the provisions of Sections 10 and 12 of this Agreement, shall continue until terminated, as provided herein.

     3.     Capacity, Duties and Responsibilities.  The Employee shall serve in
            -------------------------------------
the capacity or capacities and shall have the duties and responsibilities set forth in Section A of Appendix I attached hereto and such other duties and responsibilities consistent therewith, as may be reasonably determined from time to time by the Board of Directors. During the Term, the Employee shall devote his full time and best efforts during normal business hours to the business and affairs of Bankshares Affiliates, except for vacations, illness or as otherwise agreed to by the Board of Directors and the Employee.

     4.     Place of Performance.  The Employee shall be based, and shall
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perform his duties, at the offices of Bankshares located in Lowndes County,
Georgia.

     5.     Compensation.
            ------------

          (a)     Base Salary.  Subject to Section 10, during the Term, the
                  -----------
Employee shall receive from Bankshares Affiliates the aggregate amount of annual base salary set forth in Section B of Appendix I attached hereto (as in effect
from time to time, the "Base Salary").   The Base Salary shall be payable in
regular installments in accordance with the customary Employee payroll practices of Bankshares Affiliates. The Board of Directors shall review the Employee's Base Salary annually and in their sole discretion may adjust the Employee's Base Salary upwards (but not downwards) from year to year during the Term. The annual compensation adjustment (regardless of form) will be determined after taking into account, among other things, changes in the cost of living, Employee's performance and the performance of Bankshares Affiliates.

          (b)     Incentive Compensation.  In addition to Base Salary and
                  ----------------------
subject to Section 10, with respect to each fiscal year of Bankshares Affiliates during the Term, the Employee shall be eligible to earn incentive, or bonus, compensation (the "Bonus") as determined by the Board of Directors, from time to time.

          (c)     Joint and Several Obligations.  The parties hereto each
                  -----------------------------
understand and agree that the obligations of Bankshares Affiliates under this Agreement, including (without limitation) the payment to Employee of his Base Salary and his other benefits under this Agreement (as set forth in this Agreement in Appendix I), are the joint and several obligations of each of Bankshares and the Bank. The parties hereto, also, each understand and agree


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that the Employee's compensation and benefits, as set forth in Appendix I, with exception of the Options (as set forth in Section D of Appendix I), shall be paid or funded (as the case may be) directly by the Bank, on behalf of Bankshares and the Bank.

     6.     Expenses.  During the Term, the Employee shall be entitled to
            --------
receive from Bankshares Affiliates prompt reimbursement for all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors from time to time for officers of Bankshares Affiliates) in performing services hereunder, upon presentation of expense statements or vouchers and such other information, as Bankshares Affiliates may reasonably require.

     7.     Employee Benefits.
            -----------------

     (a)     General.  The Employee shall be entitled to participate in all
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Employee benefit plans, programs and arrangements of Bankshares Affiliates now or hereafter made available to employees of Bankshares Affiliates, as such plans, programs and arrangements may be in effect from time to time. Without limiting the foregoing, during the Term, the Employee shall enjoy the benefits described in Section C of Appendix I attached hereto. Bankshares Affiliates shall indemnify the Employee and hold the Employee harmless from and against any claim, loss or cause of action arising from or out of the Employee's performance as an officer, director or Employee of Bankshares Affiliates, to the maximum extent permitted by law and the certificate of incorporation and by-laws of Bankshares Affiliates.

     (b)     Vacations.  The Employee shall be entitled to annual vacations in
             ---------
accordance with the vacation policies in effect from time to time for employees of Bankshares Affiliates. The Employee shall also be entitled to all paid holidays and personal days given by Bankshares Affiliates to employees.

     8.     Stock Options.   The Employee is or has been granted  an option to
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purchase the number of shares of common stock in Bankshares, set forth in
Section D of Appendix I (the "Options"). The Options and any future Options granted by the Board of Directors shall be exercisable in the manner (in whole or in part, from time to time), and at the price as established by the Board of Directors; provided however, that, if either (i) a Change in Control has
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occurred, as set forth in Section 12 of this Agreement, or (ii) this Agreement is terminated by Bankshares Affiliates at any time for any reason other than for Cause, as defined in Section 10 herein, all Options not previously vested shall vest 100% on the date of such event, notwithstanding any provision to the contrary contained in any stock option agreement entered into between Bankshares and the Employee with respect to such Options.

     9.     Restrictive Covenants and Confidentiality.  The Employee
            -----------------------------------------
acknowledges and agrees that the Employee's agreement, to enter into and be bound by the provisions of this Section 9, is a material inducement to the Agreement of Bankshares Affiliates' agreement to enter into and be bound by the provisions of Section 10(e) and Section 12(c) hereof.

     (a)     Non-competition and Non-solicitation.
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          (i)     For a period commencing with the date hereof and ending the
later of   (x) twelve  (12) months after the Employee is no longer employed by
Bankshares Affiliates or (y) the date the Employee is no longer receiving the payment of his Base Salary, or percentage thereof, pursuant to Section 10(e) of this Agreement (the "Restricted Period"), the Employee shall not, and shall not permit any person subject to his direction or control to, directly or indirectly, anywhere within the State of Georgia (the "Territory"), engage in the business of banking (the "Business"), whether alone or in association with others, as principal, officer, agent, employee, director or stockholder of any bank, bank holding company, corporation, partnership, association or other entity (except as provided in 9(a)(iv) below), or through the investment of capital, lending of money or property or rendering of services.

          (ii) During the Restricted Period, the Employee shall not, and shall not permit any of his respective affiliates, employees, agents or others under his control who are engaged in the Business to, directly or indirectly, on their own behalf or on behalf of any other person, (A) call on any customer of Bankshares Affiliates located in the Territory for the purpose of soliciting the banking deposits or loans of such customer of Bankshares Affiliates, (B) otherwise divert or attempt to divert any business from Bankshares Affiliates within the Territory, (C) interfere with the business relationships between Bankshares Affiliates within the Territory, on the one hand, and any of its respective customers or others with whom it has business relationships, on the other hand, or (D) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement, to cause any person who is an employee of, or otherwise performing services for, Bankshares Affiliates to terminate his or her employment or other relationship with Bankshares Affiliates, or (E) hire


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any person who has left the employ of Bankshares Affiliates during the preceding twelve months, or hire any person who is or has been an executive officer of Bankshares Affiliates at any time.

          (iii) The Employee shall not at any time, directly or indirectly, use, or purport to authorize any person to use, any name, mark, logo, or other identifying words or images which are the same as, or similar to, those used currently or in the past by Bankshares in connection with any product or service, whether or not such use would be in a business competitive with that of Bankshares Affiliates.

          (iv) The ownership or control of up to five percent of the outstanding securities of any class of a bank or bank holding company doing business in the Territory, which has a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this Section 9(a).

     (b)     Confidential Information.
             ------------------------

          (i) The Employee acknowledges that, in the course of his employment pursuant to this Agreement, he has had, and is expected to continue to have, extensive contact with customers of Bankshares Affiliates, and to have knowledge of, and access to, trade secrets and other proprietary and confidential information of Bankshares Affiliates, including, without limitation, the identity of customers and suppliers and other persons with whom Bankshares Affiliates has business relationships, technical information, know how, plans, specifications, and information relating to the financial condition, results of operations, employees, products, products under development, inventions, sources, leads or methods of obtaining new products or business, pricing formulae, methods or procedures, cost of services and marketing strategies of Bankshares Affiliates or any other information relating to Bankshares Affiliates that could reasonably be regarded as confidential or proprietary or which is not available to the public (collectively, the "Confidential Information"), and that such information, even to the extent it may be or have been developed or acquired by or through the efforts of the Employee, constitutes valuable, special and unique assets of Bankshares Affiliates developed or acquired at great expense which are the exclusive property of Bankshares Affiliates.

          (ii) Employee agrees not to use, disclose or exploit, after leaving the employ of Bankshares Affiliates, Confidential Information (as defined in the preceding subsection) relating to the business of Bankshares Affiliates (whether constituting a trade secret or not) which is or has been disclosed to Employee or of which Employee became aware as a consequence of, or through, his employment relationship with Bankshares and which has value to Bankshares Affiliates and is not generally known to its competitors. However, such confidential data and information shall not include any data or information that has been voluntarily disclosed to the public by Bankshares Affiliates (except where such public disclosure has been made by Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

          (iii) Without limiting the generality of the foregoing, the Employee shall not, after leaving the employ of Bankshares Affiliates, directly or indirectly, disclose or otherwise make known to any person the names or addresses of any of the customers of Bankshares Affiliates, whether such persons are customers as of the Effective Date or become such in the future and whether or not such persons have previously conducted business with the Employee in any capacity, or any information as to employees of Bankshares Affiliates and others providing services to Bankshares Affiliates, including with respect to their abilities, compensation, benefits and other terms of employment or engagement.

          (iv) Upon the termination of the Employee's employment with Bankshares Affiliates, the Employee shall promptly deliver to Bankshares all customer files, correspondence, manuals, notes, notebooks, reports and copies thereof, and all other materials relating to the business of Bankshares Affiliates, including without limitation any materials incorporating Confidential Information, which are in the possession or control of the Employee.

          (v) The Employee acknowledges that Bankshares Affiliates would not enter into this Agreement without the assurances provided above with respect to the Confidential Information of Bankshares Affiliates. After expiration of the Term, Confidential Information for purposes of this Agreement shall be deemed not to include information which is generally available to the public, other than as a result of a breach by any person of an obligation of confidentiality.

     (c)     Continuing Obligations.  The Employee acknowledges that Bankshares
             ----------------------
Affiliates would be irreparably harmed and that monetary damages would not provide an adequate remedy to it in the event the covenants contained in subsections (a) and (b) of this Section 9 were not complied with, in accordance with their terms. Accordingly, the Employee agrees that any willful or


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intentional breach, or threatened breach, by him of any provision of subsections
(a) and (b) of this Section 9 shall entitle Bankshares Affiliates to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it, and it shall be entitled to receive from the Employee reimbursement for all reasonable attorneys' fees and expenses incurred by it in enforcing these provisions
(unless Bankshares is not the substantially prevailing party in any legal action brought for such purposes). In addition to its other rights and remedies, Bankshares Affiliates shall have the right to require the Employee to account for, and pay over to it, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from any action constituting a willful or intentional breach of subsection (a) or subsection (b) of this Section 9. It is the desire and intent of the parties that the provisions of this Section 9 be enforced in full; however, if any provisions of this Section 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 9, other than those described in the preceding sentence, are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     (d)     Modification of Restrictive Period.  In the event this Agreement is
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terminated either by Bankshares Affiliates at any time, for any reason other than for Cause, as defined in Section 10(b) herein, or by Employee pursuant to
Section 10(d) herein, the term "Restrictive Period" as described in Section 9(a) shall be modified and, thereby, shall terminate on the date all amounts otherwise payable to the Employee either have been paid to him or should have been paid to him pursuant to the terms of this Agreement.

     10.     Termination.     The employment of the Employee under this
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Agreement, including without limitation, except as otherwise provided in this
Section 10 and in Section 12 hereof, all compensation, salary, expenses reimbursement, and the Employee benefits, may be terminated as follows:

     (a)     At the election of either of the Bankshares Affiliates for Cause;

     (b) As used herein, the term "Cause" shall mean the occurrence of one or more of the following: (i) conviction of the Employee of any felony; (ii) any event, condition or circumstance which, pursuant to the provisions of federal or state law, renders the Employee unemployable by either of the Bankshares Affiliates (iii) a material breach of this Agreement, or the willful failure or refusal by the Employee to perform and discharge the Employee's duties, responsibilities and obligations as an officer of either of the Bankshares Affiliates; (iv) any act of moral turpitude or willful misconduct by the Employee intended to result in personal enrichment of the Employee at the expense of either of the Bankshares Affiliates; (v) any intentional material damage to the property or business of either of the Bankshares Affiliates; (vi) an act constituting gross negligence in the duties of the Employee under this Agreement; (vii) the ineligibility of the Employee to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over either of the Bankshares Affiliates; or (viii) any willful and knowing violation of any federal banking law, state banking law or any regulation or rule promulgated thereunder, which violation is material to the safety and soundness of either of the Bankshares Affiliates.

     Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding the Employee, if a member of the Board of Directors) at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Employee was guilty of any of the conduct itemized and set forth above in this Section 10(b) and specifying the particulars thereof in detail.

     (c) Upon the Employee's death, or, at the election of either party, upon the Employee's disability as determined in accordance with the standards and procedures under the Employee's then current long-term disability insurance coverage provided by Bankshares Affiliates, or, if such disability insurance coverage provided by Bankshares Affiliates is not then in place, upon the Employee's disability resulting in inability to perform the duties described in
Section 3 of this Agreement for a period of one hundred twenty (120) consecutive days.

     (d) At the Employee's election (i) for any reason other than Good Reason, or (ii) for Good Reason. For purposes of this Section 10(d), the term "Good Reason" shall mean any action taken by Bankshares Affiliates which results


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in:  (1) a material change in the Employee's status, offices, titles or reporting requirements; or (2) a reduction in the Employee's Base Salary or other benefits.

     (e) If this Agreement is terminated prior to a Change in Control (as set forth and defined in Section 12 of this Agreement), by either (i) Bankshares Affiliates at any time, for any reason other than for Cause or Employee's disability, or (ii) by the Employee for Good Reason, pursuant to Section 10(d)
(ii) hereof, then Bankshares Affiliates shall pay to the Employee, as the Employee's sole remedy hereunder, the aggregate amount of three hundred percent (300%) of the Employee's Base Salary, in effect as of the date of termination, in equal monthly installments, beginning on the first business day of the calendar month next following the date of termination, for a term of thirty six
(36) consecutive months; and, if, during the Term, the Agreement is terminated by the Employee for any reason other than Good Reason, pursuant to Section 10(d)(i) of this Agreement, then Bankshares Affiliates shall pay the Employee the aggregate amount of sixty percent (60%) of the Employee's Base Salary, in effect as of the date of termination, in equal monthly installments beginning on the first business day of the calendar month next following the date of termination, for a term of twelve (12) consecutive months; provided, however,
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Bankshares Affiliates, at its election no later than the sixtieth day after the
Employee gave notice of his termination of employment with Bankshares Affiliates, may pay the employee the aggregate amount of two hundred percent (200%) of the Employee's Base Salary in equal monthly installments, for a term of twenty-four (24) consecutive months.

     (f) If the Agreement is terminated because of the death of the Employee or by Bankshares Affiliates for Cause, the Employee shall receive no further compensation or benefits, other than the Employee's Base Salary through the date of such termination.

     11.     Notices.
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     All notices provided for herein shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States Mail, registered or certified, return receipt requested, with proper postage prepaid and addressed as follows:

     Bank:          The Park Avenue Bank
                    3102 North Oak Street Extension
                    Valdosta, Georgia 31602

                    Attn:     Chairman of the Board

                    with a copy to:

                    Thompson Kurrie, Jr., Esquire
                    Coleman, Talley, Newbern, Kurrie, Preston & Holland
                    P. O Box 5437
                    Valdosta, Georgia 31603

     Employee:      Michael E. Ricketson
                    404 Hunters Glen
                    Valdosta, GA 31602

     12.     Change in Control.  None of the benefits provided in Section 12 of
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this Agreement shall be payable to the Employee unless (i) there shall have been a Change in Control, as set forth in this Section 12, and (ii) the Employee is employed by Bankshares Affiliates at the time of the occurrence of such Change in Control.

     (a) A "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person (other than the Employee) acting individually or in concert with others or as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of securities of representing an aggregate of 25% or more of the combined voting power of Bankshares' or the Bank's then outstanding voting securities, other than an acquisition thereof by: (A) any employee plan established by Bankshares or the Bank; (B) Bankshares or any of its "affiliates" (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934), including the Bank; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; (D) a current director of Bankshares who was a director of Bankshares on the commencement date of this Agreement, set forth in Section 2 hereof (the "Current Director"); and
(E) the immediate family members of a Current Director, including the parents, spouse, children (and their respective spouses) and grandchildren of said Current Director, and any trusts or other legal entities, which are controlled by the Current Director and/or the immediate family members of the Current Director (collectively, "Director Related Parties"); (ii) during any period of


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up to two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors (of Bankshares or the Bank) cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Bankshares, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934, or (B) who was designated by a person who has entered into an agreement with Bankshares or the Bank to effect a transaction described in clause (i) or (iii) of this Section 12 (a)) shall be deemed a director as of the beginning of such period; or (iii) the stockholders of Bankshares or the Bank approve a merger or consolidation of Bankshares or the Bank with any other corporation other than (A) a merger or consolidation that would result in the voting securities of Bankshares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any bank, at least 51% of the combined voting power of the voting securities of Bankshares, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and provided that no person (other than a Current Director or Directed Related Parties) acting individually, and no person acting in concert with others or as a "group," acquires, directly or indirectly, the voting control of 25% or more of said voting securities, or (B) a merger or consolidation effected to implement a recapitalization of Bankshares (or similar transaction) in which no person (other than the Employee or a Current Director or Director Related Parties) acting individually, and no person (other than the Employee) acting in concert with others or as a "group," acquires, directly or indirectly, the voting control of securities of Bankshares representing 25% or more of the combined voting power of Bankshares' then outstanding voting securities.

     (b) Following the date of occurrence of a Change in Control, if Bankshares Affiliates terminates the employment of the Employee under this Agreement without Cause (the "Termination of Employment"), Bankshares Affiliates shall pay the Employee a lump sum cash payment in an aggregate amount equal to the product of 2 11/12 multiplied by the Employee's annual compensation from Bankshares Affiliates, including salary, bonuses, all perquisites, and all other forms of compensation paid to the Employee for his benefit or the benefit of his family (other than compensation from the exercise of options to purchase Bankshares common stock) however characterized, for the fiscal year during the term of this Agreement for which such compensation was highest, plus an amount
                                                                ----
equal to the amount of any additional state and federal taxes (including additional income taxes and excise taxes) attributable to the application of
Section 280G of the Internal Revenue Code of 1986, as amended, and any similar state tax law. The payment provided for in this Section 12(b) shall be due and payable to the Employee within thirty (30) days after the date of the Termination of Employment.

     (c) If Bankshares Affiliates takes any of the following actions during the Term, such action, for purposes of Section 12(b) hereof, shall be deemed to be a termination of the employment of the Employee under this Agreement by Bankshares Affiliates without Cause. Those actions are: (i) a reduction in the Employee's salary, bonus provisions or other perquisites as were in effect immediately prior to such reduction, (ii) a material change in the Employee's status, offices, titles, reporting requirements, duties or responsibilities with Bankshares as in effect on the effective date of this Agreement (iii) the failure by Bankshares Affiliates to increase the Employee's Base Salary annually in accordance with procedures of the Board of Directors contemplated herein by and pursuant to the provisions of Section 5(a) of this Agreement, or (iv) due to any requirement of Bankshares Affiliates that Employee relocate more than fifty
(50) miles from the offices of his present employment. In any such event, Employee shall be entitled to all payments provided for in Section 12(b) and/or in Section 10(e) of this Agreement.

     13.     Resolution of Disputes: Arbitration.
             -----------------------------------

     (a) Except for the provisional remedies contemplated in Section 9 and in Section 13(d) of this Agreement, Bankshares Affiliates and the Employee shall use their best efforts to resolve any dispute, controversy or claim between them with respect to any matter related to or arising out of this Agreement (each, a "Dispute") through negotiation; provided, however, that the parties hereto
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acknowledge and agree that any Dispute related to, or arising out of, Section 9 of this Agreement shall not be subject to negotiation or arbitration pursuant to the provisions of this Section 13. Such negotiation shall begin immediately after a party has delivered to the other party a written request for such negotiation. If within 60 days following the date on which such notice is given, the parties fail to resolve the dispute through such negotiations, then either party may initiate an arbitration proceeding in accordance with this
Section 13.


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     (b)     Subject to Section 13(a), any Dispute shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Section 13, before a single arbitrator to be appointed by the mutual consent of Bankshares Affiliates and the Employee. The arbitration proceedings shall be held in the City of Valdosta, Georgia; provided, however, that, in the event that the parties cannot agree on an
--------  -------
arbitrator, the parties agree that the AAA shall designate an arbitrator whose residence and place of business shall be not less than fifty (50) miles from the City of Valdosta, Georgia.

     (c) The arbitrator shall decide the Dispute in accordance with this Agreement and the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State. The decision of the arbitrator shall be in writing and presented in separate findings of fact and law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered into in any court having jurisdiction there over.

     (d) Prior to the appointment of the arbitrator, Bankshares Affiliates or the Employee may take provisional remedies, including, without limitation, temporary restraining orders and preliminary injunctions. After the appointment of the arbitrator, the arbitrator shall have sole authority to grant such provisional remedies as the arbitrator, in its sole discretion, deems necessary and appropriate.

     (e) The arbitrator, in the award, may assess the fees and expenses of the arbitrator and of the arbitration proceeding, and the witness and attorneys' fees of the parties, or any part thereof, against either Bankshares Affiliates or the Employee or both of them, taking into account the circumstances of the case. Except as assessed by the arbitrator in the award, Bankshares Affiliates and the Employee shall each bear their own costs in connection with the arbitration proceeding, and shall each bear 50% of the fees and expenses of the arbitrator.

     (f) The parties hereby acknowledge the provisions of this Section 13 by placing their respective initials below:

               NAME:                                    INITIALS:
               ----                                     --------

               Michael E. Ricketson:                    _____

               Bankshares, by R. Bradford Burnette:     _____

               Bank, by R. Bradford Burnette:           _____

     14.     Miscellaneous.
             -------------

     (a)     Modification, Waiver, etc.  No provision of this Agreement may be
             -------------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and a duly authorized officer of Bankshares Affiliates. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be binding on and inure to the benefit of the successors and assigns of Bankshares Affiliates.

     (b)     Withholding Taxes.  Bankshares Affiliates may withhold from amounts
             -----------------
payable under this Agreement such Federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and Bankshares Affiliates shall be authorized to take such action as may be necessary in the opinion of counsel to Bankshares Affiliates (including, without limitation, withholding from amounts from any compensation or other amount owing from Bankshares Affiliates to Employee) to satisfy all obligations for the payment of such taxes.

     (c)     Continuation of Employment.  Unless the parties otherwise agree in
             --------------------------
writing, continuation of Employee's employment with Bankshares Affiliates beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement to any party (other than with respect to the Employee's vested benefits hereunder), all of which provisions shall be deemed terminated and of no effect, and Employee's employment may thereafter be terminated at will by Employee or Bankshares Affiliates, without further obligation of either party hereunder.


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     (d)     Governing Law.  The validity, interpretation, construction and
             -------------
performance of this Agreement shall be governed by the laws of the State of Georgia applicable to agreements made and to be performed entirely in Georgia, without regard to the conflict of laws principles of such State.

     (e)     Successor and Assigns.
             ---------------------

          (i) This Agreement shall inure to the benefit of, and shall be binding upon, any corporate or other successor of Bankshares or the Bank, which shall acquire, directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or of Bankshares.

          (ii) This Agreement is a personal contract, relating to the unique and personal skills of the Employee, and, therefore, except as contemplated by
Section 14(e)(i) above, the rights, interest and obligations of the parties hereto may not, during the Term, be sold, transferred, assigned, pledged or hypothecated, except with the express written consent of all parties hereto.

     (f)     Severability of Invalid or Unenforceable Provisions.  The
             ---------------------------------------------------
invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (g)     Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     (h)     Definition of Terms.  The term "affiliate", when used in this
             -------------------
Agreement with respect to any person, means, unless otherwise specifically provided in this Agreement, any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "person", when used in this Agreement, unless otherwise specifically provided in this Agreement, means any natural person or entity with legal status.

     (i)     Entire Agreement.  This Agreement, together with Appendix I, sets
             ----------------
forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, understandings, promises, covenants, arrangements and communications, both oral or written, among the parties hereto in respect of the subject matter contained herein.


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     IN WITNESS WHEREOF, the parties have executed this Agreement and have affixed their seals thereto as of the day and year first written above.

                                         "Employee"

                                         ________________________________ (SEAL)
                                         Michael E. Ricketson


                                         "Bankshares"

                                         PAB Bankshares, Inc.


                                         By: ___________________________________
[CORPORATE SEAL]                         Name:  R. Bradford Burnette
                                              Title:     Chairman of the Board


                                         "Bank"

                                         Park Avenue Bank


                                         By: ___________________________________
[CORPORATE SEAL]                         Name:  R. Bradford Burnette
                                              Title:     Chairman of the Board


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                                   APPENDIX I

                             To Employment Agreement

Between Michael E. Ricketson and PAB Bankshares, Inc. and Park Avenue Bank (the "Employment Agreement").


     Capitalized terms used herein shall have the meanings set forth in the Employment Agreement.

     A.   Capacity, Duties and Responsibilities.
          -------------------------------------

          The Employee shall serve as President and Chief Executive Officer of each of Bankshares and the Bank, as well as a member of the Board of Directors of each of Bankshares and the Bank. The Employee shall be responsible for the overall activities of each of Bankshares and the Bank, within the framework of the business plan, the approved annual budget and a sound system of internal controls, in compliance with the policies and procedures established by the Board of Directors of Bankshares and the Bank, and all applicable laws and regulations.

     B.   Compensation.
          ------------

          Base Salary:  $240,000.00

          Bonus:          To be determined by the Board of Directors.

     C.   Benefits.
          --------

          During the Term, Bankshares Affiliates shall furnish to Employee the following:
          Monthly automobile allowance - - - - - - - -$600.00
          Monthly membership dues allowance- - - - - -$375.00

     D.   Options.
          -------

          Options to purchase 52,455 shares of Bankshares Common Stock heretofore granted to Employee by Bankshares, under Bankshares's 1999 Stock Option Plan, as amended on August 28, 2001.


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